LIBERTY-STEIN ROE FUNDS TRUST

                          Joinder And Release Agreement
                        With Respect To Agency Agreement

        AGREEMENT, made as of December 18, 2000, among LIBERTY-STEIN ROE FUNDS TRUST, a business trust organized under the laws of The Commonwealth of Massachusetts (the "Trust"), STEINROE SERVICES, INC., a Massachusetts corporation ("SSI"), and LIBERTY FUNDS SERVICES, INC., a Massachusetts corporation ("LFSI").

        1. Reference is made to the Agency Agreement dated February 14, 1997 between the Trust and SSI (as amended and in effect on the date hereof, the "Agency Agreement"). A complete and correct composite copy of the Agency Agreement is attached hereto as Annex A.

        2. Each of the parties hereby agrees that, from and after the date hereof, (i) LFSI shall become a party to the Agency Agreement in place and stead of SSI, and shall thereupon become the "Agent" for all purposes thereof, and
(ii) SSI shall be released from its obligations as Agent under the Agency Agreement for all periods following the effectiveness of this Agreement.

        IN WITNESS WHEREOF, the parties hereto, intending to be legally bound hereby, have executed and delivered this Agreement as of the date first written above.

                                        LIBERTY-STEIN ROE FUNDS TRUST

                                        By /s/ Mary D. McKenzie
                                          Name:  Mary D. McKenzie
                                          Title:  Vice President

                                        STEINROE SERVICES, INC.

                                        By /s/ Mary D. McKenzie
                                          Name:  Mary D. McKenzie
                                          Title:  President

                                        LIBERTY FUNDS SERVICES, INC.

                                        By /s/ Mary D. McKenzie
                                          Name:  Mary D. McKenzie
                                          Title:  President

s:\funds\general\contract\ssi_lfsi assumption agreement.doc


                                                                      ANNEX A

        COMPOSITE COPY OF AGENCY AGREEMENT